Exhibit 99.1

Align Technology	Zeno Group
Madelyn Valente	Sarah Johnson
(408) 470-1180	(828) 551-4201
mvalente@aligntech.com	sarah.johnson@zenogroup.com

ALIGN TECHNOLOGY ANNOUNCES $200 MILLION ACCELERATED STOCK REPURCHASE PROGRAM
Joe Hogan, president and CEO, intends to personally purchase $2.0 million of Align’s common stock

TEMPE, Ariz., May 2, 2022 -- Align Technology, Inc. (“Align”) (Nasdaq: ALGN) a leading global medical device company that designs, manufactures, and sells the Invisalign system of clear aligners, iTero intraoral scanners, and exocad CAD/CAM software for digital orthodontics and restorative dentistry, today announced that it has entered into a new accelerated stock repurchase agreement ("ASR") with Citibank, N.A., to repurchase $200 million of Align's common stock under Align’s $1.0 billion stock repurchase program announced on May 13, 2021.

Under the terms of the ASR, Align will receive an initial delivery of approximately 552,000 shares. The final number of shares to be repurchased will be based on Align's volume-weighted average stock price during the term of the ASR, less an agreed upon discount. The ASR transaction is expected to be completed approximately July 26, 2022 and will be funded with Align’s cash on hand. As of December 31, 2021, Align had approximately 78.7 million shares outstanding and $1.1 billion in cash and cash equivalents.

John Morici, Align Technology CFO said, “We're pleased to announce a $200 million accelerated stock repurchase program, which reflects the strength of our balance sheet and cash flow generation, as well as management’s and the Board's continued confidence in our ability to capitalize on the large market opportunities. Returning capital to our shareholders through stock repurchase programs while simultaneously investing in our strategic growth drivers, is consistent with our capital allocation strategy and commitment to increasing shareholder value.”

In addition to the ASR, Align announced that Joe Hogan, president and CEO, intends to personally purchase $2.0 million of Align’s common stock.

Joe Hogan, President and CEO said, “Over the past 25 years we transformed the orthodontic industry with a passion for innovation as we evolved from leading the evolution from digital appliance to digital platform. We are still in the early phases of transforming the orthodontic market. We remain confident in the huge underpenetrated market, our technology and industry leadership, and our ability to execute and make progress toward our Long-Term Model target of 20% to 30% revenue growth. We look forward to sharing more milestones over the next 25 years -- as we continue to lead the digital evolution of orthodontics and dentistry to deliver great treatment outcomes and treatment experiences to doctors and patients around the world.”

About Align Technology, Inc.

Align Technology designs and manufactures the Invisalign® system, the most advanced clear aligner system in the world, iTero® intraoral scanners and services, and exocad® CAD/CAM software. These technology building blocks enable enhanced digital orthodontic and restorative workflows to improve patient outcomes and practice efficiencies for over 217 thousand doctor customers and is key to accessing Align’s 500 million consumer market opportunity worldwide. Align has helped doctors treat over 12.8 million patients with the Invisalign system and is driving the evolution in digital dentistry through the Align Digital Platform, our integrated suite of unique, proprietary technologies and services delivered as a seamless, end-to-end solution for patients and consumers, orthodontists and GP dentists, and lab/partners. Visit www.aligntech.com for more information.

For additional information about the Invisalign system or to find an Invisalign doctor in your area, please visit www.invisalign.com. For additional information about the iTero digital scanning system, please visit www.itero.com. For additional information about exocad dental CAD/CAM offerings and a list of exocad reseller partners, please visit www.exocad.com.

Forward-Looking Statements

This news release contains forward-looking statements including statements regarding the expected completion date of the ASR transaction, the number of shares of common stock that will be repurchased Align's expectation that it will finance the ASR transaction with cash on hand, the anticipated benefits of the ASR, as well as other statements regarding the ASR, the Company’s expectations for cash flows, ability to transform and capitalize on market opportunities, beliefs for its technology, products and services, its Long-Term Model for revenue growth, and the anticipated amount and timing of purchases of stock by Align's President and CEO. Forward-looking statements contained in this news release relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement.
Factors that might cause such a difference include, but are not limited to:
•the reaction of investors and analysts to the ASR and stock purchase by our President and CEO;
•the impact of the COVID-19 pandemic and its variants on the health and safety of our employees, customers, patients, and our suppliers, as well as the physical and economic impacts of the various recommendations, orders, and protocols issued by local and national governmental agencies in light of continual evolution of the pandemic, including any periodic reimplementation of preventative measures in various global locations;
•difficulties predicting customer and consumer purchasing behavior and changes in consumer spending habits as a result of, among other things, prevailing economic conditions, levels of employment, salaries and wages, growing inflationary pressure and declining consumer confidence, particularly in light of the pandemic and pandemic-related restrictions, the military conflict in Ukraine and the impact of efforts by central banks to combat inflation;

•the economic and geopolitical ramifications of the military conflict in Ukraine, including sanctions, retaliatory sanctions, nationalism, supply chain disruptions and other consequences, any of which may or continue to adversely impact our commercial and research and development activities inside and outside of Russia;
•the timing and availability and cost of raw materials, components, products and other shipping and supply chain constraints;
•unexpected or rapid changes in the growth or decline of our domestic and/or international markets;
•increasing competition from existing and new competitors;
•rapidly evolving and groundbreaking advances that fundamentally alter the dental industry or the way new and existing customers market and provide products and services to consumers;
•the ability to protect our intellectual property rights;
•continued compliance with regulatory requirements;
•declines in, or the slowing of the growth of, sales of our intraoral scanners domestically and/or internationally and the impact either would have on the adoption of Invisalign products;
•the willingness and ability of our customers to maintain and/or increase product utilization in sufficient numbers;
•the possibility that the development and release of new products or enhancements to existing products do not proceed in accordance with the anticipated timeline or may themselves contain bugs, errors or defects in software or hardware requiring remediation and that the market for the sale of these new or enhanced products may not develop as expected;
•a tougher consumer demand environment in China generally, especially for manufacturers and service providers whose headquarters or primary operations are not based in China;
•the risks relating to our ability to sustain or increase profitability or revenue growth in future periods (or minimize declines) while controlling expenses;
•the impact of excess or constrained capacity at our manufacturing and treat operations facilities and pressure on our internal systems and personnel;
•the compromise of our systems or networks, including any customer and/or patient data contained therein, for any reason;

•the timing of case submissions from our doctors within a quarter as well as an increased manufacturing costs per case;
•foreign operational, political, military and other risks relating to our operations; and
•the loss of key personnel, labor shortages or work stoppages for us or our suppliers.
The foregoing and other risks are detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the Securities and Exchange Commission on February 25, 2022. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.